Exhibit 99.1

DOVER BOARD OF DIRECTORS APPROVES SPIN-OFF OF KNOWLES

•	Record Date – February 19, 2014

•	Distribution Date – February 28, 2014

•	Knowles expects to begin “regular-way” trading on the NYSE on March 3, 2014

Downers Grove, Illinois, February 6, 2014 — Dover Corporation (“Dover”; NYSE: DOV) announced today that its board of directors formally approved the separation of Knowles Corporation (“Knowles”) from Dover through a distribution of all of the common stock of Knowles held by Dover to Dover shareholders and, in connection with the approval, the board has also set the distribution ratio, record date and distribution date for the spin-off. As a result, the following will occur:

•	The distribution is expected to be made after the close of trading on the New York Stock Exchange (“NYSE”) on February 28, 2014 to Dover stockholders of record as of the close of business on February 19, 2014, the record date for the distribution.

•	On the distribution date, Dover stockholders will receive one share of Knowles common stock for every two shares of Dover common stock held as of the record date.

•	Following the distribution, Knowles will be an independent, publicly traded company, and Dover will retain no ownership interest in Knowles.

“Today’s announcement marks another important milestone toward the completion of the Knowles spin-off,” said Robert A. Livingston, Dover’s President and Chief Executive Officer. “As separate companies, both Dover and Knowles will have greater flexibility to focus on and pursue their respective growth strategies and be better positioned to build upon their long history of success.”

Knowles Common Stock Distribution

As stated above, the Dover board of directors approved a pro rata dividend of Knowles common stock owned by Dover on February 28, 2014 (the “distribution date”) to Dover shareholders of record as of the close of business on February 19, 2014 (the “record date”). After the close of trading on the NYSE on the distribution date, each Dover shareholder of record will receive one share of Knowles common stock for every two shares of Dover common stock held by such shareholder as of the record date. No fractional shares of Knowles’ common stock will be distributed. Fractional shares of Knowles’ common stock will be aggregated and sold on the open market, and the aggregate net proceeds of the sales will be distributed ratably in the form of cash payments to Dover shareholders who would otherwise be entitled to receive a fractional share of Knowles’ common stock.

Trading of Dover and Knowles Shares

Shares of Dover common stock will continue to trade “regular-way” on the NYSE under the symbol “DOV” through and after the February 28, 2014 distribution date. Any holder of shares of Dover common stock who sells Dover shares “regular way” after the record date and on or before the February 28, 2014 distribution date will also be selling their right to receive shares of Knowles common stock in the distribution. It is anticipated that Dover shares will also trade “ex-distribution” (that is, without the right to receive shares of Knowles common stock in the distribution) beginning on or about February 14, 2014, and continuing through the distribution date, under the symbol “DOV WI”. Investors should consult with their financial advisors about selling their shares of Dover common stock on or after the record date and on or before the distribution date.

A “when-issued” public trading market for Knowles’ common stock is expected to begin on or about February 14, 2014 on the NYSE under the symbol “KN WI” and continue through the distribution date. On March 3, 2014, the first trading day after the distribution date, “when-issued” trading under the symbol “KN WI” will end and Knowles will begin “regular-way” trading on the NYSE under the symbol “KN.”

Information About the Spin-Off

The distribution of Knowles’ shares will be made in book entry form, which means no physical share certificates of Knowles will be issued. No action is required by Dover shareholders in order to receive shares of Knowles common stock in the distribution.

Prior to the distribution date, Dover will mail information statements to all shareholders of Dover common stock as of the record date. The information statement describes Knowles, including the risks of owning Knowles common stock and other details regarding the distribution and is an exhibit to Knowles’ Registration Statement on Form 10, as amended, which Knowles has filed with the Securities and Exchange Commission (the “SEC”) and is available at www.sec.gov.

The completion of the Knowles distribution is subject to the satisfaction or waiver of a number of conditions, including the Registration Statement on Form 10 for the Knowles common stock being declared effective by the SEC, the Knowles common stock being authorized for listing on the NYSE and certain other conditions described in the Information Statement included in the Form 10 and in the form of Separation and Distribution Agreement, which is filed as an exhibit to the Form 10. The condition relating to the authorization of Knowles’ common stock for listing on the NYSE has been satisfied, and today Knowles is sending a letter to the SEC requesting that the Form 10 be declared effective. Dover and Knowles expect all other conditions to the Knowles distribution to be satisfied on or before the distribution date.

The Knowles spin-off has been structured to qualify as a tax-free distribution to U.S. holders of Dover common stock for U.S. federal income tax purposes. Cash received in lieu of fractional shares will, however, be taxable. Dover shareholders should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Knowles spin-off.

Knowles’ management plans to host an investor conference in New York City on February 19, 2014 to present the new company’s management team, strategy, competitive positioning and outlook. On the morning of February 19, 2014, Knowles will file a copy of the investor presentation for that conference with the SEC on a Current Report on Form 8-K, which will be available at www.sec.gov. This conference will be webcast, and the presentation materials, along with a recording of the conference, will be available for 120 days on Knowles’ website, www.knowles.com.

Goldman Sachs & Co. is acting as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP and Baker & McKenzie LLP are acting as legal counsel to Dover.

About Dover:

Dover is a diversified global manufacturer with annual revenues of approximately $8 billion. For over 50 years, Dover has been delivering outstanding products and services that reflect its market leadership and commitment to operational and technical excellence. Dover’s entrepreneurial business model encourages, promotes and fosters deep customer engagement which has led to Dover’s well-established and valued reputation for providing superior customer service and industry-leading product innovation. Dover focuses on delivering innovative equipment and components, specialty systems and support services to its global industrial end-markets. Headquartered in Downers Grove, Illinois, Dover is traded on the New York Stock Exchange under “DOV.” Additional information is available on our website at www.dovercorporation.com.

About Knowles:

Founded in 1946, Knowles Corporation (NYSE: KN) is a market leader and global supplier of advanced micro-acoustic solutions and specialty components serving the mobile communications, consumer electronics, medical technology, military, aerospace and industrial markets. Knowles has a leading position in micro-electro-mechanical systems microphones, speakers and receivers which are used in smartphones, tablets and mobile handsets. Knowles is also a leading manufacturer of transducers used in hearing aids and other medical devices and has a strong position in oscillators (timing devices) and capacitor components which enable various types of communication. Knowles’ focus on the customer, combined with unique technology, rigorous testing and global scale, helps to deliver innovative solutions and consistently dependable and precise products. Headquartered in Itasca, Illinois, Knowles has more than 10,000 employees in 37 locations around the world. For more information, visit www.knowles.com.

CONTACTS:

Investors:

Paul Goldberg

Vice President - Investor Relations

(212) 922-1640

Media:

Adrian Sakowicz

Director of Communications

(630) 743-5039

Forward-Looking Statements

This press release contains statements relating to future actions and results, which are “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, the planned separation of Knowles and the timing thereof, the expected distribution date, the listing of shares of Knowles’ common stock on the NYSE, the tax-free nature of the spin-off, the anticipated dates for Knowles’ common stock to begin trading on a “when-issued” basis and on a “regular-way” basis and for Dover common stock to begin trading on an “ex-distribution” basis and the expected mailing date for the information statement. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, the fact that the spin-off distribution may not be completed as anticipated or at all and that delays or difficulties in completing the distribution may be experienced; market conditions in general and those applicable to the distribution; factors affecting the expected timeline for completing the separation into two public companies; the effect the separation may have on Dover’s stock price; the risk that the anticipated benefits from the distribution may not be fully realized or may take longer to realize than expected; tax and regulatory matters; and changes in economic, competitive, strategic, technological, regulatory or other factors that affect the operation of Dover’s businesses. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, as well as the “Risk Factors” section of Knowles’ Form 10 registration statement, for a discussion of these and other risks and uncertainties. There is no assurance regarding the ultimate timing of the planned transaction or whether it will be completed. Dover undertakes no obligation to update any forward-looking statement, except as required by applicable law.

This press release does not constitute an offer to sell any of the securities discussed herein.